As filed with the  Securities  and Exchange Commission on July 9, 1997.

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                             SYNOVUS FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

        Georgia                                              58-1134883
 (State or other jurisdiction of                           (IRS Employer
 incorporation or organization)                           Identification No.)

    901 Front Avenue
    Suite 301
   Columbus, Georgia                                           31901
   (Address of Principal                                     (Zip Code)
    Executive Offices)
         --------------------------------------------------------------

         SYNOVUS FINANCIAL CORP. 1996 EMPLOYEE LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)
         --------------------------------------------------------------
                                 Kathleen Moates
                Senior Vice President and Deputy General Counsel
                             Synovus Financial Corp.
                                901 Front Avenue
                                    Suite 202
                             Columbus, Georgia 31901
                                 (706) 649-4818

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================

       Title of                                      Proposed               Proposed
      Securities               Amount                 Maximum                Maximum               Amount of
         to be                  to be                Offering               Aggregate            Registration
      Registered             Registered           Price Per Share        Offering Price               Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock,
$1.00 par value              6,000,000<F1>        $28.44<F2>             $170,640,000<F2>           $51,709

Common Stock Rights          6,000,000                <F3>                   <F3>                       <F3>

<F1>     Maximum number of shares which may be issued by Synovus Financial Corp.
<F2>     Determined  pursuant to Rule 457(h)  under the  Securities  Act of 1933 solely for the purpose of calculating the registration fee and represents the average of the high and low prices of the Common Stock of Synovus Financial Corp. on the New York Stock Exchange on July 7, 1997.
<F3>     The Common Stock Rights (the  "Rights")  are attached to and trade with the common stock of Synovus Financial Corp. The value, if any, attributable to the Rights is reflected in the market price of the Common Stock of Synovus Financial Corp.

                                        1

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.

The following documents and information previously filed by Synovus Financial Corp. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference in this Registration Statement as of their respective dates:

a. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

b. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in paragraph (a) above.

c.    (i)   The  description  of  the  Company's  Common  Stock contained in the
            Company's  Registration  Statement  on   Form  8-A  filed  with  the
            Securities and Exchange Commission on August 21, 1989.

      (ii) The description of the Common Stock Rights of the Company appearing in the Form of Rights Agreement incorporated by reference to Exhibit 1 of the Company's Registration Statement on Form 8-A dated May 3, 1989, filed with the Securities and Exchange Commission on May 3, 1989, pursuant to Section 12 of the Exchange Act.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

The legality of the securities offered hereby has been rendered by Kathleen Moates, Deputy General Counsel of the Company. Ms. Moates owns shares of common stock of the Company and is a participant in the Synovus Financial Corp. 1996 Employee Long-Term Incentive Plan.

Item 6.     Indemnification of Directors and Officers.

Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if such individual conducted himself or herself in good faith and such individual reasonably believed, in the case of conduct in an official capacity, that such conduct was in the best interests of the corporation and, in all other cases, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, such individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct under Section 14-2-851 of the Georgia Business Corporation Code for which he was adjudged liable on the basis that personal benefit was improperly received by him. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the Georgia Business Corporation Code a court may order a corporation to indemnify a director or advance expenses if such court determines that the director is entitled to indemnification under the Georgia Business Corporation Code or that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such director met the standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the Georgia Business Corporation Code, failed to comply with Section 14-2-853 of the Georgia Business Corporation Code or was adjudged liable as described in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the Georgia Business Corporation Code.

Section 14-2-852 of the Georgia Business Corporation Code provides that to the extent that a director has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, because he or she is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by the director in connection therewith.

Section 14-2-857 of the Georgia Business Corporation Code provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and if he or she is not a director to such further extent as may be provided in its articles of incorporation, bylaws, action of its board of directors or contract except for liability arising out of conduct specified in Section 14-2-857(a)(2) of the Georgia Business Corporation Code. Section 14-2-857 of the Georgia Business Corporation Code also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and is entitled to apply for court ordered indemnification or advances for expenses under Section 14-2-854, in each case to the same extent as a director. In addition, Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

In accordance with Article VIII of the Company's Bylaws, every person who is or was (and the heirs and personal representatives of such person) a director, officer, employee or agent of the Company shall be indemnified and held harmless by the Company from and against the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefits plan), and reasonable expenses (including attorneys' fees and disbursements) that may be imposed upon or incurred by him or her in connection with or resulting from any threatened, pending, or completed, action, suit, or proceeding, whether civil, criminal, administrative, investigative, formal or informal, in which he or she is, or is threatened to be made, a named defendant or respondent: (a) because he or she is or was a director, officer, employee, or agent of the Company; (b) because he or she or is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; or (c) because he or she is or was serving as an employee of the corporation who was employed to render professional services as a lawyer or accountant to the corporation; regardless of whether such person is acting in such a capacity at the time such obligation shall have been imposed or incurred, if (i) such person acted in a manner he or she believed in good faith to be in or not opposed to the best interest of such corporation, and, with respect to any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful or (ii), with respect to an employee benefit plan, such person believed in good faith that his or her conduct was in the interests of the participants in and beneficiaries of the plan.

Pursuant to Article VIII of the Bylaws of the Company, reasonable expenses incurred in any proceeding shall be paid by the Company in advance of the final disposition of such proceeding if authorized by the Board of Directors in the specific case, or if authorized in accordance with procedures adopted by the Board of Directors, upon receipt of a written undertaking executed personally by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company, and a written affirmation of his or her good faith belief that he or she has met the standard of conduct required for indemnification.

The foregoing rights of indemnification and advancement of expenses are not intended to be exclusive of any other right to which those indemnified may be entitled, and the Company has reserved the right to provide additional indemnity and rights to its directors, officers, employees or agents to the extent they are consistent with law.

The Company carries insurance for the purpose of providing indemnification to its directors and officers. Such policy provides for indemnification of the Company for losses and expenses it might incur to its directors and officers for successful defense of claims alleging negligent acts, errors, omissions or breach of duty while acting in their capacity as directors or officers and indemnification of its directors and officers for losses and expense upon the unsuccessful defense of such claims.

Item 7.     Exemption from Registration Claimed.

Not applicable.

Item 8.     Exhibits.

Exhibit
Number

4.1 Articles of Incorporation of the Company, as amended, incorporated by reference to Exhibit 4(a) to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 23, 1990 (File No. 33-35926).

4.2         Bylaws,  as amended,  of the Company,  incorporated  by reference to
            Exhibit 3.2 of the Company's Annual Report on Form 10-K for the fiscial year ended December 31, 1996 filed with the Securities and Exchange Commission on March 6, 1997.

4.3 Form of Rights Agreement incorporated by reference to Exhibit 1 of the Company's Registration Statement on Form 8-A dated May 3, 1989, filed with the Securities and Exchange Commission on May 3, 1989, pursuant to the Section 12 of the Exchange Act.

5 Legal opinion of Kathleen Moates, Deputy General Counsel of the Company, as to the legality of the securities being offered.

23.1        Consent of KPMG Peat Marwick LLP.

23.2 The consent of Kathleen Moates, Deputy General Counsel of the Company, is contained in her opinion filed as Exhibit 5.

24 Powers of Attorney contained on the signature pages of this Registration Statement.

Item 9.     Undertakings.

(a)   The Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section

      15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on the 9th day of July, 1997.

                             SYNOVUS FINANCIAL CORP.
                             (Registrant)

                             By:/s/James H. Blanchard
                               ---------------------------------
                               James H. Blanchard,
                               Chairman of the Board and
                               Principal Executive Officer


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James H. Blanchard, James D. Yancey and Stephen
L. Burts, Jr., and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/William B. Turner                                         Date: July 9, 1997
-------------------------------------------------
William B. Turner,
Director and Chairman of
the Executive Committee


/s/James H. Blanchard                                        Date: July 9, 1997
------------------------------------------------
James H. Blanchard,
Chairman of the Board and
Principal Executive Officer

/s/John T. Oliver                                            Date: July 9, 1997
---------------------------------------------------
John T. Oliver, Jr.,
Director and Vice Chairman
of the Executive Committee

/s/James D. Yancey                                           Date: July 9, 1997
-------------------------------------------------
James D. Yancey,
Vice Chairman of the Board


/s/Richard E. Anthony                                        Date: July 9, 1997
------------------------------------------------
Richard E. Anthony,
Vice Chairman of the Board


/s/Walter M. Deriso, Jr.                                     Date: July 9, 1997
-------------------------------------------------
Walter M. Deriso, Jr.,
Vice Chairman of the Board


/s/Stephen L. Burts, Jr.                                     Date: July 9, 1997
--------------------------------------------------
Stephen L. Burts, Jr.,
President and Director


/s/G. Sanders Griffith, III                                  Date: July 9, 1997
-------------------------------------------------
G. Sanders Griffith, III,
Senior Executive Vice President,
General Counsel and Secretary


/s/Thomas J. Prescott                                        Date: July 9, 1997
-------------------------------------------------
Thomas J. Prescott,
Executive Vice President, Treasurer,
Principal Accounting and Financial Officer


/s/Jay C. McClung                                            Date: July 9, 1997
--------------------------------------------------
Jay C. McClung,
Executive Vice President


/s/Calvin Smyre                                              Date: July 9, 1997
--------------------------------------------------
Calvin Smyre,
Executive Vice President


/s/Daniel P. Amos                                            Date: July 9, 1997
-------------------------------------------------
Daniel P. Amos,
Director

-------------------------------------------------            Date: ______, 1997
Joe E. Beverly,
Director


/s/Richard Y. Bradley                                        Date: July 9, 1997
-----------------------------------------------
Richard Y. Bradley,
Director


------------------------------------------------             Date: ______, 1997
C. Edward Floyd,
Director


------------------------------------------------             Date: ______, 1997
Gardiner W. Garrard, Jr.,
Director


------------------------------------------------             Date: ______, 1997
V. Nathaniel Hansford,
Director


/s/John P. Illges, III                                       Date: July 9, 1997
----------------------------------------------
John P. Illges, III,
Director


/s/Mason H. Lampton                                          Date: July 9, 1997
----------------------------------------------
Mason H. Lampton,
Director


----------------------------------------------               Date: ______, 1997
Elizabeth C. Ogie,
Director


/s/H. Lynn Page                                              Date: July 9, 1997
----------------------------------------------
H. Lynn Page,
Director


-------------------------------------------------            Date: ______, 1997
William L. Pherigo,
Director

-------------------------------------------------            Date: ______, 1997
Robert V. Royall, Jr.,
Director


/s/George C. Woodruff, Jr.                                   Date: July 9, 1997
-----------------------------------------
George C. Woodruff, Jr.,
Director

                                  EXHIBIT INDEX

                                                                    Sequential
Exhibit                                                               Page
Number            Description                                        Number

4.1 Articles of Incorporation of the Company (incorporated by reference to Exhibit 4(a) to the Company's Registration
       Statement on Form S-8 filed with the Securities and Exchange Commission on July 23, 1990 (File No. 33-
       35926)).

4.2 Bylaws, as amended, of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the Securities and Exchange Commission on March 6, 1997.

4.3    Form of Rights Agreement incorporated by reference to
       Exhibit 1 of Company's Registration Statement on Form 8-A dated May 3, 1989, filed with the Securities and Exchange Commission on May 3, 1989, pursuant to the
       Section 12 of the Exchange Act.

5      Legal opinion of Kathleen Moates, Deputy General
       Counsel of the Company, as to the legality of the securities being offered.

23.1   Consent of KPMG Peat Marwick LLP.

23.2 The consent of Kathleen Moates, Deputy General Counsel of the Company, is contained in her opinion filed as
       Exhibit 5.

24 Powers of Attorney contained on the signature pages of this Registration Statement.

filings\snv\exindex.s-8